Exhibit 99.4

CONSENT OF LEHMAN BROTHERS INC.

We hereby consent to the use of our opinion letter dated July 25, 2005, to the Board of Directors of Teva Pharmaceutical Industries Limited (the “Company”) attached as Annex C to the joint proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (the “Joint Proxy Statement/Prospectus”) and the references to our firm in the Joint Proxy Statement/Prospectus under the headings “Summary—The IVAX and Teva boards of directors have received fairness opinions from their financial advisors,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the Teva Board; Reasons for the Merger,” and “The Merger—Opinion of Lehman Brothers.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

By:	/S/ LEHMAN BROTHERS INC.

New York, New York

September 1, 2005